Exhibit 7.01

AGREEMENT OF JOINT FILING

The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: August 20, 2013

Shuipan Lin

By:	/s/ Shuipan Lin
Name: Shuipan Lin

Shuli Chen

By:	/s/ Shuli Chen
Name: Shuli Chen

Tiancheng Int'l Investment Group Limited

By:	/s/ Shuli Chen
Name: Shuli Chen
Title: Director

[Signature Page to Joint Filing Agreement]

Windtech Holdings Limited

By:	/s/ Wong Kok Wai
Name: Wong Kok Wai
Title: Director

Wisetech Holdings Limited

By:	/s/ Wong Kok Wai
Name: Wong Kok Wai
Title: Director

New Horizon Capital III, L.P.
By New Horizon Capital Partners III, Ltd., its general partner

By:	/s/ Yu Jianming
Name: Yu Jianming
Title: Director

New Horizon Capital, L.P.
By New Horizon Capital Partners, Ltd., its general partner

By:	/s/ Yu Jianming
Name: Yu Jianming
Title: Director

New Horizon Capital Partners III, Ltd.

By:	/s/ Yu Jianming
Name: Yu Jianming
Title: Director

New Horizon Capital Partners, Ltd.

By:	/s/ Yu Jianming
Name: Yu Jianming
Title: Director

Victory Summit Investments Limited

By:	/s/ Yu Jianming
Name: Yu Jianming
Title: Director

[Signature Page to Joint Filing Agreement]

Jinlei Shi

By:	/s/ Jinlei Shi
Name: Jinlei Shi

RichWise International Investment Group Limited

By:	/s/ Jinlei Shi
Name: Jinlei Shi
Title: Director

[Signature Page to Joint Filing Agreement]

Huixin Zhuang

By:	/s/ Huixin Zhuang
Name: Huixin Zhuang

HK Haima Group Limited

By:	/s/ Huixin Zhuang
Name: Huixin Zhuang
Title: Director

[Signature Page to Joint Filing Agreement]